EXHIBIT 4.1

Consent of Independent Registered Public Accounting Firm

Nuveen Unit Investment Trust, Series 173

We consent to the use of our report dated January 4, 2017, with respect to the financial statement of Nuveen Unit Investment Trust, Series 173, comprising Nuveen TIAA ESG Global Dividend Portfolio, 1Q 2017, included in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-215048) and related Prospectus and to the reference to our firm under the heading “Experts,” in Part B of the Prospectus.

/s/ KPMG LLP

KPMG LLP

Chicago, Illinois

January 4, 2017